Exhibit 99.1
                                      NEWS

FOR IMMEDIATE RELEASE
                                           Contact: Paul Caminiti/Carrie Bloom
                                                    Citigate Sard Verbinnen
                                                    212/687-8080

           LADENBURG THALMANN AGREEMENT TO ACQUIRE GRUNTAL TERMINATED

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         NEW YORK, NY, April 22, 2002 -- Ladenburg Thalmann Financial Services
Inc. (AMEX: LTS) today announced the termination of the letter of intent under which Ladenburg Thalmann was to acquire Gruntal Financial, L.L.C. and its broker dealer affiliates, Gruntal & Co., L.L.C. and The GMS Group, L.L.C. The parties were unable to reach agreement on definitive terms for the transaction.

         Ladenburg Thalmann Financial Services operates through its two wholly owned subsidiaries, Ladenburg Thalmann & Co. Inc. and Ladenburg Capital Management Inc., formerly known as GBI Capital Partners. Founded in 1876 and a NYSE member since 1879, Ladenburg is a full service investment banking and brokerage firm based in New York City, with regional offices in Los Angeles, Boca Raton, Great Neck, Cleveland and Las Vegas. The Research division's strategic focus is on the Biotechnology, Communication Technology, Enterprise Software & Services, Energy, Medical Technology, Restaurants, Retailing/Special Situations, Satellite, and Technology (Computer Peripherals) sectors. Ladenburg's corporate finance department specializes in middle market companies and emerging growth businesses. The firm's retail brokerage division, Private Client Services, leverages the firm's research and asset management capabilities.

         Ladenburg Capital Management is a full-service securities and trading firm providing personalized investment recommendations and service to individual and institutional investors. Ladenburg Capital Management is headquartered in Bethpage, NY and operates offices in New York City, Fort Lauderdale and San Francisco.
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